Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Ideal Power Inc. of our report dated March 27, 2026, relating to the financial statements, which appears in Ideal Power Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

Sacramento, California

March 27, 2026